UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 24, 2007

Advance America, Cash Advance Centers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 24, 2007, Advance America, Cash Advance Centers, Inc. (the “Company”) issued a press release announcing its earnings for the fiscal quarter ended September 30, 2007. The earnings release is attached hereto as Exhibit 99.1 to this current report. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On October 24, 2007, the Board voted to amend and restate in their entirety the Company’s bylaws (the “Amended and Restated Bylaws”), effective immediately, to expressly provide for the issuance of uncertificated shares. Under amendments to the New York Stock Exchange Listed Company Manual, which will be effective on January 1, 2008, issuers are required to be eligible for a direct registration program, which permits a stockholder’s ownership to be recorded and maintained on the books of the issuer or its transfer agent without the issuance of a physical stock certificate.

A copy of the Amended and Restated Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On October 24, 2007, the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.125 per share payable on December 7, 2007 to stockholders of record as of November 27, 2007.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Advance America, Cash Advance Centers, Inc.

99.1	Press Release, dated October 24, 2007, of Advance America, Cash Advance Centers, Inc. furnished pursuant to Item 2.02 Results of Operations and Financial Condition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    October 24, 2007

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:	/s/Patrick O’Shaughnessy
Patrick O’Shaughnessy
Chief Financial Officer and Executive Vice President

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of Advance America, Cash Advance Centers, Inc.

99.1	Press Release, dated October 24, 2007, of Advance America, Cash Advance Centers, Inc. furnished pursuant to Item 2.02 Results of Operations and Financial Condition.